EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13b – 14(b) OF THE SECURITIES EXCHANGE ACT AND 18 U.S.C. SECTION 1350, AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National American University Holdings, Inc. (the “Company”) on Form 10-Q for the period ended August 31, 2016 as filed with the Securities and Exchange Commission on thedate hereof (the “Report”), I Ronald L. Shape, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained inthe Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 30, 2016	By:	/s/Ronald L. Shape
Ronald L. Shape, Ed. D. Chief Executive Officer